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                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                           -------------------------

                                   FORM 8-K

                                CURRENT REPORT


                      PURSUANT TO SECTION 13 OR 15(d) OF
                      THE SECURITIES EXCHANGE ACT OF 1934


                                Date of Report
                       (Date of earliest event reported)
                                 APRIL 5, 1995



                           MAXUS ENERGY CORPORATION
            (Exact name of Registrant as specified in its charter)



          DELAWARE                     1-8567-2                  75-1891531
(State or Other Jurisdiction     (Commission File Number)     (I.R.S. Employer
     of Incorporation)                                       Identification No.)


        717 NORTH HARWOOD STREET
             DALLAS, TEXAS                                          75201-6594
(Address of principal executive offices)                            (Zip Code)


       Registrant's telephone number, including area code (214) 953-2000

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ITEM 1.   CHANGES OF CONTROL OF REGISTRANT.

INTRODUCTION

     On February 28, 1995, Maxus Energy Corporation (the "Company") entered into an Agreement of Merger (the "Merger Agreement") with YPF Sociedad Anonima, a sociedad anonima organized under the laws of the Republic of Argentina ("YPF"), and YPF Acquisition Corp., a Delaware corporation and a wholly owned subsidiary of YPF (the "Purchaser"). The Merger Agreement provides for the merger (the "Merger") of the Purchaser with and into the Company on the terms and subject to the conditions set forth in the Merger Agreement. Upon the consummation of the Merger, YPF will own all of the Company's then outstanding shares of Common Stock, par value $1.00 per share (the "Shares").

     Certain information included in this report is included herein based upon the information contained in the Schedule 13D filed by YPF and the Purchaser (the "Schedule 13D") with the Securities and Exchange Commission (the "Commission").

MERGER AGREEMENT

     The Offer. Pursuant to the Merger Agreement, the Purchaser commenced on March 3, 1995 a tender offer (the "Offer") for all outstanding Shares at $5.50 per Share in cash. The Offer expired at 12:00 midnight, New York City time, on March 30, 1995. On March 31, 1995, YPF announced that the Purchaser had accepted for purchase all Shares validly tendered and not withdrawn prior to the expiration of the Offer. On April 5, 1995, the Purchaser took delivery of, and tendered the purchase price for, 119,339,683 Shares which were validly tendered and not withdrawn pursuant to the Offer. On April 13, 1995, the depositary for the Offer informed YPF and the Purchaser that an additional 660,930 Shares had been validly tendered and the Purchaser took delivery of, and tendered the purchase for, such additional Shares on that date. Following such purchases, the Purchaser beneficially owned approximately 88.5% of the outstanding Shares, or approximately 85.7% of the Company's outstanding Voting Shares. Voting Shares are shares that are entitled to be voted generally in an election of directors of the Company and consist of (i) the Shares and (ii) the outstanding shares of the Company's $4.00 Cumulative Convertible Preferred Stock, par value $1.00 per share ("$4.00 Preferred Stock"). As a result of its beneficial ownership of the Shares acquired pursuant to the Offer, the Purchaser may be deemed to have acquired control of the Company on April 5, 1995.

     Special Meeting of Stockholders. A Special Meeting of Stockholders (the "Special Meeting") of the Company is presently expected to be held in late May 1995. At the Special Meeting, holders of Voting Shares will be entitled to vote, as a single class, on the adoption of the Merger Agreement. The Purchaser owns a sufficient number of Voting Shares to adopt the Merger Agreement without the vote of any other holder of Voting Shares. The Purchaser has informed the Company that it intends to vote its Shares in favor of the adoption of the Merger Agreement.

     Effect of the Merger. The Merger Agreement provides that at the Effective Time (as defined in the Merger Agreement) of the Merger, all outstanding Shares (other than Shares held by the Purchaser, YPF or any of their subsidiaries, or in the treasury of the Company, all of which will be cancelled, and Shares held by stockholders who perfect their appraisal rights under the Delaware General Corporation Law (the "DGCL")) will be converted into the right to receive $5.50 per Share in cash. It is presently expected that the Effective Time will occur promptly after the adoption of the Merger Agreement by the holders of Voting Shares at the Special Meeting. All outstanding shares of the Company's $4.00 Preferred Stock, $2.50 Cumulative Preferred Stock, par value $1.00 per share, and $9.75 Cumulative Convertible Preferred Stock, par value $1.00 per share ("$9.75 Preferred Stock"), will remain outstanding after the Merger and have identical powers, preferences, rights, qualifications, limitations and restrictions as such shares of Preferred Stock currently have, except as agreed by the holder of the $9.75 Preferred Stock.

     The persons from whom the Purchaser purchased Shares in the Offer were the holders of the outstanding Shares, none of whom, to the knowledge of the Company, had any material relationship with YPF, the Purchaser or any of their respective affiliates or any director or officer of YPF, the Purchaser or any associates of any such director or officer, except for James R. Lesch, a director of YPF, who tendered 2,000 Shares in the Offer.

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     Election of YPF Designees as Directors of the Company.  The Merger
Agreement provides that upon the Purchaser's acquisition of a majority of the outstanding Voting Shares pursuant to the Offer, and from time to time thereafter so long as YPF and/or any of its direct or indirect wholly owned subsidiaries (including the Purchaser) own a majority of the outstanding Voting Shares, YPF is entitled, subject to compliance with applicable law and the Company's Certificate of Incorporation ("Certificate"), to designate, at its option, up to that number of directors, rounded up to the nearest whole number, of the Board of Directors of the Company (the "Board") as will make the percentage of the Company's directors designated by YPF equal to the percentage of outstanding Voting Shares held by YPF and any of its direct or indirect wholly owned subsidiaries (including the Purchaser), including Shares accepted for payment pursuant to the Offer. Pursuant to the Merger Agreement, the Company agreed that it will, upon the request of YPF, promptly increase the size of its Board and/or use its reasonable best efforts to secure the resignation of such number of directors as is necessary to enable YPF's designees to be elected to the Board and will use its reasonable best efforts to cause YPF's designees to be so elected, subject to Section 14(f) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"); except that, prior to the Effective Time, the Company will use its reasonable best efforts to assure that the Board always has (at its election) at least three members who were directors of the Company as of February 28, 1995. At such times, the Company will use its reasonable best efforts, subject to any limitations imposed by applicable law or rules of the New York Stock Exchange, to cause persons designated by YPF to constitute the same percentage as such persons represent on the Board of (i) each committee of the Board, (ii) each board of directors or board of management of each subsidiary of the Company and (iii) each committee of each such board.

     The Purchaser's ownership of approximately 88.5% of the outstanding Shares, or approximately 85.7% of the outstanding Voting Shares, entitles it to be represented on the Board pursuant to the above-described provision of the Merger Agreement. On April 11, 1995, the Company filed with the Commission an information statement (the "14f-1 Information Statement") pursuant to Rule 14f-1 under the Exchange Act in connection with the Purchaser's designation of five persons to be elected to the Board (the "YPF Designees") other than at a meeting of the Company's stockholders. The YPF Designees are Messrs. Jose A. Estenssoro, Cedric Bridger, Peter Gaffney, James R. Lesch and P. Dexter Peacock. The 14f-1 Information Statement was mailed on April 11, 1995 to holders of record of Voting Shares as of April 4, 1995. The Company presently anticipates that on April 21, 1995, all of the directors of the Company other than Messrs. Charles L. Blackburn, George L. Jackson and R.A. Walker (the "Continuing Directors") will submit their resignations from the Board. Effective upon such resignations, the Continuing Directors are expected to elect the YPF Designees to the Board to fill certain vacancies created by such resignations. As a result of the foregoing, as of April 21, 1995, the Board is expected to consist of the five YPF Designees, and the three Continuing Directors, with five vacancies. The Merger Agreement provides that at the Effective Time, the directors of the Purchaser immediately prior to the Effective Time will be the directors of the Company, until their successors have been duly elected or appointed and qualified or until their earlier death, resignation or removal in accordance with the Certificate, the Company's By-Laws and the DGCL.

SOURCE AND AMOUNT OF FUNDS

     The following information regarding the amount and source of consideration used by YPF and the Purchaser to effect the transaction contemplated by the Merger Agreement is included in this report in reliance on the information contained in the Schedule 13D.

     General. The total amount of funds required by the Purchaser to acquire the entire common equity interest in the Company, including the purchase of Shares pursuant to the Offer and the payment for Shares to be converted into the right to receive cash pursuant to the Merger, and to pay related fees and expenses, is expected to be approximately $800 million. The Purchaser's source of funds for such purchase will be a combination of capital contributions to the Purchaser from YPF and the bank financing described below.

     On April 5, 1995, the Purchaser entered into a credit agreement (the "Credit Agreement") with a syndicate of commercial banks, financial institutions and other investors, for which The Chase Manhattan Bank (National Association) ("Chase") acts as agent, pursuant to which the lenders extended to the Purchaser a $550 million credit facility (the "Purchaser Facility"). On April 5, 1995, the Purchaser borrowed

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$442.2 million under the Purchaser Facility and received a capital contribution of $250 million from YPF. The Purchaser used such borrowings under the Purchaser Facility and the funds contributed to it from YPF to purchase 120,000,613 Shares pursuant to the Offer. The Company has been advised by YPF and the Purchaser that the payment for Shares converted into the right to receive cash pursuant to the Merger will be made from additional borrowings by the Purchaser under the Purchaser Facility and from additional capital contributions from YPF.

     Chase has issued a commitment letter (the "Commitment Letter") to YPF pursuant to which Chase agreed to provide the Purchaser Facility and two additional credit facilities aggregating up to $425 million: (i) a credit facility of up to $250 million to be extended to Midgard Energy Company ("Midgard"), a wholly owned subsidiary of the Company (the "Midgard Facility"), and (ii) a credit facility of up to $175 million to be extended to certain other subsidiaries of the Company as described below (the "Subsidiaries Facility"). The proceeds of the Midgard Facility and the Subsidiaries Facility will be used to repay, in part, the Purchaser Facility. Chase has confirmed that it is willing to provide the entire amount of these two additional facilities. Chase also has advised YPF that it intends to arrange one or more syndicates of commercial banks, financial institutions and other investors to provide a portion of these facilities and that it proposes to act as the agent for such lenders in connection with each of the facilities.

     The following is a description of the principal terms of the Purchaser Facility and a description of the proposed terms of the Midgard Facility and the Subsidiary Facility.

     Purchaser Facility. The Purchaser Facility provides for loans in an aggregate amount of up to $550 million (collectively, the "Purchaser Loan") and will mature on the earlier of (i) the Effective Time and (ii) June 12, 1995 (such earlier date, the "Purchaser Maturity Date"). The Purchaser borrowed $442.2 million under the Purchaser Facility on April 5, 1995, and may obtain one additional advance thereunder up to the remaining $107.8 million of credit available thereunder. At the Purchaser's option, the interest rate applicable to the Purchaser Loan is either (i) the one-month London Interbank Offered Rate plus a margin of 2.25% or (ii) the Base Rate (defined in the credit agreement relating to the Purchaser Facility) plus a margin of 1.25%. The Purchaser Loan is guaranteed by YPF as described below. In addition, prior to the Merger, the Purchaser has agreed not to dispose of any Shares except for cash at fair market value. The lenders' obligation to fund the remaining amount of credit available under the Purchaser Facility is subject to certain conditions as described below. It is anticipated that up to $125 million of the Purchaser Loan, plus accrued interest on the Purchaser Loan, will be repaid on the Purchaser Maturity Date from cash held by the Company.

     Midgard Facility. The Company currently anticipates that on or before the Purchaser Maturity Date, up to $250 million of the Purchaser Loan will be repaid with funds provided to the Company by Midgard. The Company anticipates that Midgard will provide the funds from the proceeds of a loan of up to $250 million (the "Midgard Loan") pursuant to the Midgard Facility. The Midgard Loan will be made in a single drawing, will mature on December 31, 2003 and will be repaid in up to 28 consecutive quarterly installments commencing on March 31, 1997, subject to semi-annual borrowing base redeterminations. At Midgard's option, the interest rate applicable to the Midgard Loan will be, until March 31, 1997, either (i) the one-, two- or three-month London Interbank Offered Rate plus a margin of 1.75% or (ii) the Base Rate (to be defined in the credit agreement relating to the Midgard Facility) plus a margin of 0.75% and, thereafter, either
(iii) the one-, two- or three-month London Interbank Offered Rate plus a margin of 2.25% or (iv) the Base Rate plus a margin of 1.25%. The Midgard Loan will not be secured but will be guaranteed by YPF and the Company. The agreement evidencing the Midgard Loan will contain, among other things, a negative pledge on all assets of Midgard, subject to customary exceptions. The lenders' obligation to fund the Midgard Loan will be subject to certain conditions as described below. It is anticipated that the Midgard Loan will be repaid with funds generated by Midgard's business operations.

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     Subsidiaries Facility.  The Company currently anticipates that on or before the Purchaser Maturity Date, up to $175 million of the Purchaser Loan will be repaid with funds provided to the Company by Maxus Northwest Java, Inc. ("Java") and Maxus Southeast Sumatra, Inc. ("Sumatra") (collectively, the "Designated Subsidiaries"). The Company anticipates that the Designated Subsidiaries will provide these funds from the proceeds of a loan of up to $175 million (the "Subsidiaries Loan") made to them pursuant to the Subsidiaries Facility. The Subsidiaries Loan will be made in a single drawing on the Purchaser Maturity Date, will mature on December 31, 2002 and will be repaid in up to 24 consecutive quarterly installments commencing on March 31, 1997, subject to semi-annual borrowing base redeterminations. At the option of the Designated Subsidiaries, the interest rates applicable to the Subsidiaries Loan will be, until March 31, 1997, either (i) the one-, two- or three-month London Interbank Offered Rate plus a margin of 2.25% or (ii) the Base Rate (to be defined in the credit agreement relating to the Subsidiaries Facility) plus a margin of 1.25% and, thereafter, either (iii) the one-, two- or three-month London Interbank Offered Rate plus a margin of 2.75% or (iv) the Base Rate plus a margin of 1.75%. The Subsidiaries Loan to Java and Sumatra will be secured by certain of the assets of Java and Sumatra, will be guaranteed by the Company and a new subsidiary formed to hold the stock of Java and Sumatra, and the guarantee by that new holding company will be secured by the stock of Java and Sumatra. The agreement evidencing the Subsidiaries Loan will contain a negative pledge on all of the other assets of the Designated Subsidiaries, subject to customary exceptions.

     The lenders' obligation to fund the Subsidiaries Loan will be subject to certain conditions as described below. It is anticipated that the Subsidiaries Loan will be repaid with funds generated by the Designated Subsidiaries' business operations.

     Upon further review of the value of the assets of Midgard and the Designated Subsidiaries, the terms of the Midgard Loan and the Subsidiaries Loan may be modified to provide for intercompany guarantees or other arrangements whereby Midgard and the Designated Subsidiaries provide support for each other's loans.

     Conditions to Funding. The obligation of the lenders to advance the remaining amount of credit available under the Purchaser Facility is subject to the fulfillment of certain conditions, including but not limited to, (i) the absence of any material adverse change in the condition (financial or otherwise), business, operations, assets or nature of assets or liabilities of
(a) YPF and its subsidiaries (taken as a whole), (b) the Purchaser and (c) the Company and its subsidiaries and (ii) the lenders' satisfaction that the Company will have sufficient cash available to pay the lesser of (a) $134 million or (b) the principal of the Purchaser Loan, interest thereon and other amounts due on the Purchaser Maturity Date under the Purchaser Facility.

     The obligation of the lenders to fund the Midgard Loan and the Subsidiaries Loan will be subject to certain additional conditions, including without limitation, (i) the effectiveness of the Merger, (ii) the absence of any material adverse change in the condition (financial or otherwise), business, operations, assets or nature of assets or liabilities of (a) YPF and its subsidiaries (taken as a whole), (b) the Company and its subsidiaries (taken as a whole) and (c) in the case of the Midgard Loan, Midgard and its subsidiaries (taken as a whole) and (d) in the case of the Subsidiaries Loan, Java or Sumatra or their holding company, (iii) the payment in full of the Purchaser Loan and
(iv) all indebtedness and other obligations of each of Midgard, Java and Sumatra to the Company and its other subsidiaries shall have been paid in full or satisfactorily subordinated to the repayment of the Midgard Loan and the Subsidiaries Loan.

     Prepayment. Each of the Purchaser Loan, the Midgard Loan and the Subsidiaries Loan may be prepaid in whole or in part without premium or penalty, except for costs associated with the prepayment of any portion of a Loan bearing interest at a rate determined by reference to the London Interbank Offered Rate prior to the end of any applicable interest period.

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     YPF Guarantee.  YPF has guaranteed the repayment of the Purchaser Facility and will guarantee the Midgard Facility and the Subsidiaries Facility. The YPF guarantee of the Purchaser Facility is secured by a pledge of the capital stock of the Purchaser. The guarantee contains certain covenants including a limitation on YPF's debt level and required level of tangible net worth.

     Certain Fees. YPF has agreed to pay to Chase customary fees in connection with each of the facilities.

     Covenant Regarding Financing. In the Merger Agreement, YPF and the Purchaser agreed that they will use their reasonable best efforts to obtain the financings contemplated by the Commitment Letter.

ITEM 7.   FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

     (c)  EXHIBITS

          2.1 -- Agreement of Merger, dated as of February 28, 1995, among Maxus Energy Corporation, YPF Sociedad Anonima and YPF Acquisition Corp. (incorporated by reference to Exhibit 3 to the Company's Schedule 14D-9 Solicitation/Recommendation Statement filed with the Commission on March 3, 1995)

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                                   SIGNATURES


          Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                      MAXUS ENERGY CORPORATION



                                      By:    McCarter Middlebrook
                                         -------------------------------------
                                         McCarter Middlebrook
                                         Vice President and General Counsel


Date:  April 14, 1995

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                                 EXHIBIT INDEX


 EXHIBIT
 NUMBER                                    EXHIBIT
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   2.1     --  Agreement of Merger, dated February 28, 1995, among Maxus
               Energy Corporation, YPF Sociedad Anonima and YPF Acquisition Corp. (incorporated by reference to Exhibit 3 to the Company's
               Schedule 14D-9 Solicitation/Recommendation Statement filed with the Commission on March 3, 1995)

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